UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
BRAZIL FAST FOOD CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BRAZIL FAST FOOD CORP.
Rua Voluntários da Pátria, 89, 9o. andar — Botafogo
CEP 22.270-010
Rio de Janeiro, Brazil
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on September 29, 2009
Dear Stockholders:
          On Tuesday, September 29, 2009, Brazil Fast Food Corp. (the “Company”, “we”, “us”, or “our”) will hold its Annual Meeting of Stockholders (the “Annual Meeting”) at Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil. The meeting will begin at 9:00 a.m. local time. Only persons that own shares of our common stock (the “Common Stock”) at the close of business on August 28, 2009 can vote at this meeting or any adjournment or postponement thereof.
          At the meeting we plan to:
(1)	elect six members of the Board of Directors to serve for the ensuing year, in each case, or until his successor is duly elected and qualified; and

(2)	transact any other business as may properly come before the meeting or any adjournments or postponements thereof.
          The Board of Directors is not aware of any other proposals for the Annual Meeting.
          The Board of Directors recommends that you vote in favor of each of the director nominees identified in the proxy statement. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card, which is solicited by your Board of Directors, and promptly return it in the pre-addressed envelope provided for that purpose. You may revoke your proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

Brazil Fast Food Corp.
/s/ RÔMULO BORGES FONSECA
Rômulo Borges Fonseca
Secretary

Rio de Janeiro, Brazil
August 28, 2009
YOUR VOTE IS IMPORTANT
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND IN PERSON.

BRAZIL FAST FOOD CORP.
Rua Voluntários da Pátria, 89, 9º andar — Botafogo
CEP 22.270-010
Rio de Janeiro, Brazil

PROXY STATEMENT

INFORMATION ABOUT THE MEETING
          This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brazil Fast Food Corp. for the Annual Meeting of Stockholders to be held on Tuesday, September 29, 2009, at 9:00 a.m., local time at Rua Voluntários da Pátria, 89 — 4o. Andar — Botafogo, CEP 22270-010, Rio de Janeiro, Brazil.
          Unless otherwise specified, all references in this proxy statement to “R$” are to the Brazilian reais, the currency of Brazil, and to “$” are to United States dollars. On August 28, 2009, one real equaled $0.54 United States dollars.
QUESTIONS AND ANSWERS ABOUT THE MEETING
Q.	Who Is Soliciting My Vote?

A.	This proxy solicitation is being made and paid for by Brazil Fast Food Corp. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement of brokerage houses, nominees, custodians, and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

Q.	When Was This Proxy Statement Mailed To Stockholders?

A.	This proxy statement and the accompanying proxy was first mailed to stockholders on or about September 5, 2009.

Q.	Who May Attend The Meeting And Vote?

A.	All persons who held shares of our common stock, par value $.0001 per share, on the record date, which is August 28, 2009 may attend the meeting and vote. The total number of our shares outstanding as of August 28, 2009 was 8,502,927. If your shares are held through a broker and you would like to attend the meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker), along with a valid government-issued photo identification and you will be permitted to attend the meeting.

Q.	On What Issues Am I Voting?

A.	You will be voting on the election of six nominees to serve on our Board of Directors for the ensuing year.

Q.	How Does The Board of Directors Recommend I Cast My Vote?

A.	The Board of Directors recommends a vote “FOR” the election of each of the director nominees.

Q.	What If Unanticipated Business Arises At The Meeting?

A.	In the event that any other matter should come before the meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote your proxies, unless marked to the contrary, in their discretion as they deem advisable.

Q.	How Do I Vote?

A.	Sign and date your proxy card and return it in the prepaid envelope. If you return your signed proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” each of the proposals.

Q.	What If My Shares Are Held Through A Bank Or Broker?

A.	Stockholders who hold their shares through a bank or broker may also be able to vote via the Internet if this option is offered by their bank or broker.

Q.	May I Revoke My Proxy?

A.	Any stockholder may revoke his or her proxy, whether (s)he votes by mail or via the Internet, if available, at any time before the meeting, by: (1) written notice received by us at our address as set forth above to the attention of our corporate Secretary, or (2) by delivery of a subsequently dated proxy, or (3) by attending the meeting and voting in person (although mere attendance at the meeting will not revoke your proxy).

Q.	Who Will Count The Votes?

A.	Representatives of our transfer agent, American Stock Transfer & Trust Company, will count the votes cast by proxy before the meeting. At the meeting, the Board of Directors will appoint two Inspectors of Elections, who will count votes cast at the meeting, in person or by proxy. The Inspector of Elections will also perform the final voting tabulation.

Q.	Is My Vote Confidential?

A.	Proxy cards, ballots, and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer agent and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer agent and Inspector of Elections to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management.

Q.	How Many Shares Can Vote?

A:	Only persons who owned shares of our common stock as of the record date August 28, 2009 can vote at the annual meeting. The total number of our shares outstanding as of August 28, 2009 was 8,502,927. A list of persons entitled to vote at the meeting will be available for inspection by any stockholder at our offices located at: Rua Voluntaries da Pátria, 89 — 9º andar, CEP 22270-010, Rio de Janeiro, RJ, Brazil, for a period of ten days prior to the meeting and will also be available at the meeting itself.

Q.	What Is A Quorum?

A.	A majority of our common stock outstanding and entitled to vote on August 28, 2009 constitutes a quorum and must be present at the meeting, in person or by proxy, for the meeting to be held for the transaction of business. Directors will be elected by a plurality of the votes cast at the meeting. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes are abstentions by brokers who have proxies that do not have specific voting instructions from their beneficial owners of the shares they hold. Broker non-votes will be counted as part of the quorum. In the event that there are not sufficient votes for a quorum to approve or ratify any proposal at the time of our annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

Q.	How Will Voting On Any Other Business Be Conducted?

A.	We do not now know of any other business to be considered at the meeting other than the proposal described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Guillermo Héctor Pisano our Chairman and Rômulo Borges Fonseca our corporate Secretary and one of our directors to vote on such matters in their discretion.

Q.	When Are Stockholder Proposals For The 2010 Annual Meeting Due?

A.	All stockholder proposals to be considered for inclusion in the proxy materials for our 2015 Annual Meeting must be submitted in writing to Rômulo Borges Fonseca our corporate Secretary, at rua Voluntários da Pátria, 89 — Botafogo, CEP 22270-010, Rio de Janeiro, Brazil prior to May 8, 2010. Such proposals should be sent by certified or regular mail.

We must receive notice of any stockholder proposal to be submitted at the 2010 Annual Meeting of Stockholders (but not required to be included in our proxy statement) by May 8, 2010, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/ NOMINEES
AND EXECUTIVE OFFICERS
Directors
          The following chart sets forth our Board of Directors as of August 28, 2009. Biographical information for each director appears below.

Name	Age
Guillermo Hector Pisano	70
Omar Carneiro da Cunha	62
José Ricardo Bousquet Bomeny	67
Gustavo Alberto Villela Filho	63
Gustavo Figueiredo Bomeny	41
Rômulo Borges Fonseca	58
Peter J. F. van Voorst Vader	55
          Guillermo Hector Pisano has served as one of our directors since 2002 and is currently our Chairman of the Board. Mr. Pisano was Vice President of UAP do Brasil, the French Insurance Company’s Brazilian Agency, from 1988 to 1996, Chief Financial Officer of RACIMEC, a Brazilian Industrial Computer society, from 1983 to 1988, and Chief Executive Officer of CGA do Brasil, an Automatism French Manufacturer, from 1978 to 1982. Mr. Pisano also held a variety of positions from 1965 to 1978 with Thomson CSF, which is a French communications and radar manufacturer, in Argentina and in Brazil where he was the Chief Financial Officer. Mr. Pisano is an Electronic Engineer and he has a degree from the National University of Buenos Aires, and he also holds a degree in Administration and Financial Management from Thomson CSF School of Business with further specialization in Industrial and Institutional Organization.
          Omar Carneiro da Cunha had been our Chairman of the Board from 1996 to 2007 and is currently one of our directors. Mr. Carneiro da Cunha is a founding principal of Bond Consultoria Empresarial S/C Ltda., a Brazilian business consultancy. From September 1995 to December 1997, he served as Chief Executive Officer of AT&T Brazil. From 1967 to 1994, Mr. Carneiro da Cunha held a variety of positions with Shell Brasil S.A. and its affiliates, including serving as President of Shell Brasil S.A. Mr. Carneiro da Cunha received a Bachelor of Arts degree in Economics from the University of Political and Economical Sciences of Rio de Janeiro and a degree in Finance Administration from Fundacao Getulio Vargas.
          José Ricardo Bousquet Bomeny has served as one of our directors since 1996. Mr. Bomeny founded Big Burger Ltda. in 1975 and served as its President until we acquired Big Burger Ltda. in July 1996. Mr. Bomeny currently owns another fast food business, which is not competitive with our business, as well as six gas stations and two parking lots. José Ricardo Bousquet Bomeny is the father of Gustavo Figueiredo Bomeny, who is also one of our directors.
          Gustavo Alberto Villela Filho has served as one of our directors since 2007. Mr. Villela Filho is an associate of Villela e Kraemer Advogados, a Brazilian law firm. From 1978 to 1982, he held a variety of positions with COBEC — a Brazilian trading company, controlled by Banco do Brasil S.A., including serving as Chief Operational Officer and Chief Officer of Raw Materials and Manufactured Products. Mr. Villela Filho received a Bachelor degree in Law from the Rio de Janeiro State University, a Master degree in Comparative Law from the Illinois University, and a degree in Business Law from CEPED — Center of Studies and Research in Law Teaching from a group of institutions formed by UEG, USAID, Fundacao Ford, and Fundacao Getulio Vargas.
          Gustavo Figueiredo Bomeny has served as one of our directors since 2002. Mr. Bomeny is currently an independent project engineer for several companies. He also has been working as Project Manager in the Big Burger Ltda. group since 1995. He has extensive experience in studies, projects, budgets, supervision and execution of buildings for restaurants, fast-food stores and other commercial facilities. He holds a Bachelor of Arts degree in

Architecture and Urbanism from de Santa Ursula University, Rio de Janeiro. Gustavo Figueiredo Bomeny is the son of José Ricardo Bousquet Bomeny and the brother of Ricardo Figueiredo Bomeny, respectively, our director and our Chief Executive Officer.
          Rômulo Borges Fonseca has served as one our directors since 2002 and as our corporate Secretary since December 2003. Mr. Fonseca was an engineer in the Maintenance and Transportation division of Petrobras, the Brazilian Petrol Company, from 1975 to 1982. After he left Petrobras, Mr. Fonseca founded MCA, a company specializing in mechanical assemblages for fuel trucks serving airports and companies like Shell, Petrobras and others in the fuel business. In 1998 Mr. Fonseca started SBCQ, a laboratory of metallic analysis, and in the same year he founded the FORZA group which are gas stations specializing in natural gas distribution. Mr. Fonseca is also a shareholder of CCC Empreendimentos e Participações Ltd., which is a principal stockholder of our company. Mr. Fonseca is a Mechanical Engineer and a graduate of the PUC University, Rio de Janeiro and he has a degree in Economics from Fundacao Getulio Vargas, Brazil.
          Peter J. F. van Voorst Vader has served as one of our directors since 1996 and was our Chief Executive Officer from March 1996 to December 2002. Prior to that date and from 1995, he was an independent business consultant. From 1992 to 1995, Mr. van Voorst Vader was a retail sales manager for Shell Nederland Verkoopmaatschappij B.V., overseeing the operations of 800 gas stations. From 1985 to 1992, Mr. van Voorst Vader held several positions with Shell Brasil S.A., including sales promotion manager, marketing communications manager and retail development manager. From 1983 to 1985, he was employed by Shell International Petroleum Company as regional brand and communications assistant for Africa, the Middle East, the Far East and South America. From 1980 to 1983, Mr. van Voorst Vader was a commercial assistant for Shell Italia. Mr. van Voorst Vader received a Bachelor of Science degree in Hotel Management from both the Hogere Hotel School in The Hague, Holland and Florida International University. Mr. van Voorst Vader also has a Masters Degree in International Business from Florida International University.
Executive Officers
          We provide below biographical information for our chief executive officer and acting chief financial officer.
          Ricardo Figueiredo Bomeny has been our Chief Executive Officer since January 2003. Prior to that date and from 1991, Mr. Bomeny held several positions with us, including acting as our Chief Operating Officer. Mr. Bomeny has also worked for other companies in the fast food industry that operate in Brazil. Mr. Bomeny holds a degree in Business Administration from Candido Mendes University, Rio de Janeiro, a MBA in Corporate Finance from IBMEC, Rio de Janeiro, a MBA in Retail Trade from IBMEC, Rio de Janeiro and a post graduate Certificate in Marketing from PUC University, Rio de Janeiro. Ricardo Figueiredo Bomeny is the son of José Ricardo Bousquet Bomeny and the brother of Gustavo Figueiredo Bomeny.

PROPOSAL 1
ELECTION OF DIRECTORS
          The Board of Directors currently consists of seven members. On August 5, 2009, the Board of Directors passed a resolution reducing the number of directors from seven to six. The Board of Directors has designated the following six persons named below as nominees for election as directors, for a term expiring at the annual meeting of stockholders in the year 2010. Each director is elected by the affirmative vote of a plurality of the votes cast by the shares of common stock present at the annual meeting, in person or by proxy, and entitled to vote for the election of directors. It is the intention of the persons named in the enclosed form of proxy to vote the proxies they receive for the election of the nominees named below, unless a particular proxy withholds authorization to do so or provides other contrary instructions. Each of the nominees has indicated that he is willing and able to serve as a director. If before the annual meeting any nominee becomes unable to serve, an event which is not anticipated by the Board of Directors, the proxies will be voted for the election of whomever the Board of Directors may designate.
Nominees For Director
Guillermo Hector Pisano
Gustavo Villela Filho
Lucio Montanini
Marcos Gouvêa de Souza
Alexandre F. Nunes
Marcos Rocha
     The following biographical information is for four individuals who are director-nominees. The biographies for Mr. Filho and Mr. Pisano appear in the section entitled “Biographical Information Regarding Director Nominees and Executive Officers”.
     Lucio Montanini is an independent consultant of the Audit Committee of the Company. As a consultant he has been working since 2007 as a counsel of the Committee giving his long experienced opinion on fiscal matters and society structures. He is 51 years old. He is an Accountant from Tabajara University, São Paulo, Brazil, and has an MBA in Audit Controlling. He worked from 1978 to 2002 in the audit cabinet of Arthur Andersen where he became an associate in 1998. From 2002 to 2007 he was an associate in Deloitte Touch Tohmatsu. In 2007 he established as an independent consultant creating MCE — Montanini Consultoria Empresarial Ltda., specialized in fiscal and society structures areas. He is also an associate in DiCasa Artigos e Design, a commercial company devoted to house and offices equipments, and in PC Services Informática Ltda, a TI service company.
     Marcos Gouvêa de Souza is the Associate Manager of GS&D, a Brazilian consulting company specialized in retail markets and consumers’ means and habits. For 18 years, he was an officer of several companies including Lojas Arapuâ, Sears and Dillard’s. For eight years he has been a professor in the ESPM (Superior School of Publicity and Marketing) and in the Fundação Getulio Vargas São Paulo, School of Business Administration. Marcos Gouvêa is the author of several books, studies and publications on retail markets, franchise administration and brands, economic and marketing scenarios having awarded several prizes and distinctions as the “Jabuti Award” in 1994 and the Caboré Marketing Prize in 1988. Mr. de Souza has a degree from the São Paulo Business School (Getulio Vargas University) and from the ESPM and an MBA in business administration from FGV University. He was also a member of the board in different Braziian associations, among others, the Brazilian Franchise Association, the Retail development Institute of São Paulo and the Ebeltoft Group.
     Alexandre F. Nunes is a Partner and Co-Founder of DealMaker, a consulting company. He is formerly an Executive VP of Bematech S/A (Interim Management), an Executive VP of Dominio Ltda, an internet-based company, and a New Business Director at Brasil Telecom. Mr. Nunes worked for nine years in various positions at Shell Brasil, including New Business National Manager, and was Professor of Business Development Management of BBS (Brazilian Business School). Mr. Nunes holds a degree in Electrical Engineering from Universidade Federal de Uberlândia, a Masters in Electronic Engineering and Telecommunications from ITA and an MBA from Ibmec Business School.
     Marcos Rocha is the Financial, Investor Relations and Information Technology Officer of the Group GLOBEX UTILIDADES (Ponto Frio), the second major retail Braziian company specialized in household electric and electronic appliances. He is also a member of the Board of the Investcred Unibanco S.A., an investment institution, an of several other retail companies. In the past Mr. Rocha occupied several financial positions as officer in Shell Brasil, Cyanamid Química do Brasil, Brazil Fast Food Corp, Sony Music Entertainment, Global Telecom, Horizon Telecom International and Sendas (one of the major Brazilian supermarkets). Mr. Rocha has a degree of electronic engineer from the IME (Militar School of Engineers) an MBA in business administration and an MBA in Business Mnagement from the SDE/IBEMEC. Marcos Rocha is a member of the NGO “Operação Sorriso do Brasil”, a member of the IBEF (Brazilian Institute of Financial Officers), and a member of the American Chamber of Commerce of Rio de Janeiro.
Vote Required
          The affirmative vote of plurality of the votes cast by holders of outstanding shares of our common stock is required for the approval of the election of the director. You may vote in favor of all the nominees or you may withhold your vote from any or all of the nominees. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining a presence of the quorum. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors.
          The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees for director named above. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
          The Board of Directors develops our business strategy, establishes our overall policies and standards, and reviews the performance of management in executing our business strategy and implementing our policies and standards. We keep directors informed of our operation at meetings and through reports and analyses presented to the Board of Directors and committees of the board. Significant communications between the directors and management also occur apart from meetings of the Board of directors and committees of the board.
Meetings and Committees of the Board of Directors
          The Board of Directors held four meetings during the year ended December 31, 2008, and each of our directors attended all of those meetings. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing nominating committee. The Board of Directors believes that questions regarding the nomination of directors are better addressed by the Board of Directors as a whole. Moreover, in accordance with certain of the voting provisions contained in the 2002 Stockholders’ Agreement, as discussed below, our stockholders who are parties to such agreement have agreed to vote for the election of certain director nominees to our Board of Directors as designated by the parties to such agreement.
          Audit Committee. The Audit Committee of our Board of Directors is charged with the review of the activities of our independent auditors, including, but not limited to, establishing our audit policies, selecting our independent auditors and overseeing the engagement of our independent auditors. The Audit Committee was previously composed of Messrs. Omar Carneiro da Cunha, Gustavo Bomeny and Peter Vader. At the meeting of the Board of Directors on June 12, 2008, the Board accepted the resignation of Mr. Gustavo Bomeny and the designation of Mr. Gustavo Villela filho to fill his vacancy. The Board has also confirmed Mr. Omar Carneiro da Cunha as the qualified “audit committee financial expert” as defined by the rules promulgated by the Securities and Exchange Commission (the “SEC”). The Audit Committee also decided in July 2008 to engage the services of an external independent counselor with a special knowledge of fiscal matters and corporation structures. Mr. Lucio Montanini was hired to assist the Committee in this position having a long experience as an independent Auditor and as consultant of important corporations. The Audit Committee held three meetings during the year ended December 31, 2008 with all of its members in attendance.
          We are not a “listed company” under SEC rules and therefore our Audit Committee is not required to be made up of independent directors, nor are we required to have an audit committee charter. We also are not required to have an “audit committee financial expert” on our Audit Committee. Our Board of Directors has determined that each of the members of our Audit Committee is able to read and understand fundamental financial statements and has substantial business experience that results in that members’ financial sophistication. Accordingly, our Board of Directors believes that each of the members of the Audit Committee has the sufficient knowledge and experience necessary to fulfill the duties and obligation that a member of an audit committee should have.
          Compensation Committee. The Compensation Committee of our Board of Directors is charged with reviewing and recommending to our Board of Directors compensation programs for our executive officers and key employees. The Compensation Committee, which is currently composed of Messrs. José Ricardo Bousquet Bomeny, Rômulo Borges Fonseca and Peter J. F. van Voorst Vader, held one meeting during the year ended December 31, 2008, with all of its members in attendance except for Mr. José Ricardo Bousquet Bomeny.
Code of Ethics
          We expect that the standards set forth in our Code of Ethics, which are applicable to our executive officers, directors and employees will help us promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure, and compliance with applicable governmental rules and regulations.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
          This section describes the material elements of compensation awarded to, earned by or paid to the individual who served as our principal executive officer and our principal financial officer during fiscal 2008. Mr. Bomeny, our Chief Executive Officer, is the individual listed in the “2008 Summary Compensation Table” below and is referred to as the “Named Executive Officer.”
          Our executive compensation programs are determined and proposed by our Compensation Committee and are approved by our Board of Directors. The Named Executive Officer is not a member of the Compensation Committee or did not otherwise have any role in determining the compensation of the Named Executive Officer.
REPORT ON EXECUTIVE COMPENSATION
          Our Compensation Committee is charged with reviewing and recommending to our Board of Directors compensation programs for our executive officers.
Compensation Philosophy
          We believe that executive compensation should:
•	provide motivation to achieve goals by tying executive compensation to our company performance, as well as affording recognition of individual performance;

•	provide compensation reasonably comparable to that offered by other companies in the same industry; and

•	align the interests of executive officers with the long-term interests of our stockholders.
          Our compensation plan is designed to encourage and balance the attainment of short-term operational goals, as well as the implementation and realization of long-term strategic initiatives. As greater responsibilities are assumed by executive officers, a larger portion of compensation is “at risk.”
          This philosophy is intended to apply to all management, including Ricardo Figueiredo Bomeny, our Chief Executive Officer.
Compensation Program
          Our executive compensation program has two major components: base salary, and cash bonus,. We seek to position total compensation at or near the median levels of other companies in the same industry in Brazil.
          Individual performance reviews are generally conducted annually. Compensation in 2008 was based on an individual’s sustained performance and the achievement of our revenue, income, and earnings per share goals. We do not assign specific weighing factors when measuring performance; rather, subjective judgment and discretion are exercised in light of our overall compensation philosophy. The targets for assigning bonus consider financial parameters as well as the complying of strategic goals as acquisitions, mergers, brands expansion and others stated in the annual revision of the long term planning. Base salary is determined by evaluation of individual responsibility and performance and aligned with Brazilian market.
Chief Executive Officer Compensation

          Mr. Bomeny’s compensation is determined substantially in conformity with the compensation philosophy, discussed above, that is applicable to all of our executive officers. Performance is measured against predefined financial, operational and strategic objectives.
          In establishing Mr. Bomeny’s base salary, our Board of Directors took into account both corporate and individual achievements. Mr. Bomeny’s performance objectives included quantitative goals related to increasing revenues. His goals also included significant qualitative objectives such as evaluating expansion and acquisition opportunities and the attainment of specific cost-savings.
          During 2008, we paid Mr. Bomeny a salary of $152,379. In addition, we paid bonus compensation for task accomplishment awarded by the Board in the amount of $59,483.
          Although a member of our Compensation Committee, Mr. Jose Ricardo Bomeny did not vote on Mr. Bomeny’s compensation for fiscal year 2008.
Tax Considerations
          Section 162(m) of the Internal Revenue Code (“Code”) generally limits the deductibility of compensation in excess of $1 million paid to the chief executive officer and the four most highly compensated officers. Certain performance-based compensation is excluded by Section 162(m)(4)(C) of the Code in determining whether the $1 million cap applies. Currently, the total compensation, including salary, bonuses and excludable stock options for any of the named executives does not exceed this limit. If, in the future, this regulation becomes applicable to us, our Board of Directors will not necessarily limit executive compensation to that which is deductible, but will consider alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its overall compensation objectives and philosophy.
Summary
          Our Board of Directors, through its Compensation Committee, will continue to review our compensation programs to assure such programs are consistent with the objective of increasing stockholder value.
Compensation Committee of the Board Of Directors
José Ricardo Bousquet Bomeny
Rômulo Borges Fonseca
Peter J. F. van Voorst Vader
Compensation Committee Interlocks and Insider Participation
          None of the members of our Compensation Committee served as an officer or an employee of the Company or any of its subsidiaries during the fiscal year ended on December 31, 2008. There was no material transaction between us and any of the members of the Compensation Committee during the fiscal year ended December 31, 2008.
Summary Compensation
          The following table sets forth compensation information regarding our chief executive officer, who is also our acting chief financial officer, to whom we refer as our named executive officer, during the year ended December 31, 2008.

Annual Compensation
					Compensation
				Other	Awards
				Annual	Securities
				Compensation	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	($)	Options(#)	Compensation($)

Ricardo Figueiredo Bomeny	2008	152,379	59,483	21,769	—	—
Chief Executive Officer	2007	136,721	—	40,907	—	16,921
	2006	129,027	6,399	*	—	—
Stock Option Grants and Exercises

          There were no stock option grants issued by us to any of the named executive officers during the year ended December 31, 2007 and 2008. Our program of stock options was concluded and we haven’t implemented a new program since then.
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
          There were no stock option exercises by our Named Executive Officer during the year ended December 31, 2008.
Employment Agreement
          We have an employment agreement, renewable each three years at our option, with Mr. Bomeny, our Chief Executive Officer and also a General Manager (“Diretor Superintendente”) of our wholly owned subsidiary BFFC do Brasil Ltda, a holding company that controls all our activities and brands. Mr. Bomeny is also the General Manager of all the subsidiaries of BFFC do Brasil, namely Venbo Comércio de Alimentos Ltda (Bob’s brand — Own operated Stores and Management of the Franchise Chain), CFK Comércio de Alimentos Ltda. (KFC brand — Franchisee of Yum! Brands), Internacional Rstaurantes do Brasil S.A. (Pizza Hut brand — Franchisee of Yum! Brands), DGS Comércio de Alimentos S.A. (DoggiS brand — A master franchise company) and Suprilog Logística Ltda (A logistics company). During the first 12 months (2003) of his term as our Chief Executive Officer, in addition to his base salary, we agreed to pay Mr. Bomeny 20,000 shares of Common Stock per month. During his second 12 month term (2004) we agreed to pay Mr. Bomeny R$12,000 per month or $5,158 per month and an additional 260,000 shares of our Common Stock, provided Mr. Bomeny met certain specific performance objectives. Mr. Bomeny was issued the 260,000 shares under this arrangement, of which 250,000 shares were transferred to CCC Empreendimentos e Participações Ltda. In 2005, Mr. Bomeny’s agreement was renewed for three years in January 2009. His salary was adjusted to R$28,000 per month or $13,000 per month, plus a cash bonus up to R$168,000 or $76,000 approximately, provided Mr. Bomeny meets certain specific performance objectives.
Directors’ Compensation
          Before 2005, our directors received no cash compensation for attending board meetings other than reimbursement of reasonable expenses incurred in attending such meetings. Until the end of 2004, we used to compensate our directors on an annual basis for their services through grants of options to acquire shares of our Common Stock, exercisable at the prevailing market price of our Common Stock on the respective grant dates, with the next such grants scheduled to be made on the date of the annual meeting. There was no pre-determined number of options annually granted to our directors. The quantity of options to be granted was defined every year by our Compensation Committee, which is composed of certain of our board members.
          In 2005, our directors started to receive cash compensation for attending board meetings. There is no pre-determined amount to be annually paid to our directors. Instead, the sum to be paid is defined every year by our Compensation Committee, which is composed of certain of our board members.

          Our Compensation Committee awarded the Chairman of the board, Mr. da Cunha, $3,000 in the fiscal year ended December 31, 2007 and Mr. Pisano $3,000 in the fiscal year ended December 31, 2007 and $4,000 in the fiscal year ended December 31, 2008, and it awarded each of Messrs. Rose, van Voorst Vader, Fonseca, José Ricardo Bomeny and Gustavo Figueiredo Bomeny $2,000 in the fiscal year ended December 31, 2007 and Messrs. van Voorst Vader, da Cunha, José Ricardo Bousquet Bomeny, Fonseca, Gustavo Figueiredo Bomeny and Gustavo A. Villela Filho $3,000 in the fiscal year ended December 31, 2008.
CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
          On May 15, 2002, we entered into a stockholders agreement (the “2002 Stockholders’ Agreement”) with Big Burger Ltda. and CCC Empreendimentos e Participações Ltda. (the “Investors”) and certain of our shareholders and directors, namely Jose Ricardo Bousquet Bomeny, Omar Carneiro da Cunha, Seaview Venture Group, Peter J. F. van Voorst Vader and Shampi Investments A.E.C., as a condition to the closing of a stock purchase agreement with the Investors, pursuant to which they purchased 3,700,000 shares of our Common Stock.
          Pursuant to the terms of the 2002 Stockholders’ Agreement, each of the parties to that agreement agreed, among other things, to vote its respective shares of our Common Stock to elect as directors one designee of Omar Carneiro da Cunha, one designee of Lawrence Burstein, one of our former directors, one designee of Big Burger Ltda. and two designees of the Investors. The parties to the 2002 Stockholders’ Agreement also agreed that, with regard to certain matters that may arise at our Annual Stockholders Meetings, all of their shares of Common Stock will be voted in accordance with the instructions of a majority of the total shares of Common Stock held by such parties.
Family Relationships
          José Ricardo Bousquet Bomeny is the father of Gustavo Figueiredo Bomeny and Ricardo Figueiredo Bomeny. We have no other family relationships among our executive officers and directors.
          During 2008, the company did not enter into any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.
          Transactions with related parties, including, but not limited to, members of the Board of Directors, are closely monitored by management and are reviewed and approved by our Audit Committee and Board of Directors. In the event a transaction with a member of the Board is contemplated, the Director having a beneficial interest in the transaction is not allowed to participate in the decision-making and approval process. The policies and procedures surrounding the review, approval or ratification of related party transactions are not in writing; nevertheless, such reviews, approvals and ratifications of related party transactions are documented in the minutes of the meetings of the Board of Directors.

AUDIT COMMITTEE REPORT
          Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has primary responsibility for the financial statements and reporting process, including our systems of internal controls. The Audit Committee operates under the following principles:
•	The Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by our management, including discussions with our management and our outside auditors about draft annual financial statements and key accounting and reporting matters;

•	The Audit Committee is responsible for matters concerning our relationship with our outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to us; and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independent Standards Board Standard No. 1); and

•	The Audit Committee oversees our management’s implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.
          The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it.
          In overseeing the preparation of our financial statements, the Audit Committee met with both our management and our outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Our management advised the Audit Committee that all financial statements were prepared in accordance with United States generally accepted accounting principles, and the Audit Committee discussed the statements with both management and outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committee).
          In 2004 the outside auditors, Grant Thornton Trevisand canceled the partnership agreement that joined both audit cabinets, Grant Thronton and Trevisan. As Trevisan are auditors well known in Brazil and concerned with the Brazilian laws that rule the activities of our subsidiary VENBO Comércio de Alimentos Ltda., the Audit Committee recommended to appoint Trevisan and their new partner BDO as our outside independent auditors.
          With BDO Trevisan the Audit Committee, among other things, discussed matters relating to its independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).
          On the basis of these reviews and discussions, the Audit Committee recommended to our Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC. The Quarterly Reports on Forms 10-Q for the first and second quarters of 2009 were also revised and approved by the Committee.
          The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2008 with management and BDO Trevisan Auditores Independentes.
          The Audit Committee also discussed with the independent accountants matters required to be discussed with audit committees under United States generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

          The Audit Committee also approved the management’s suggestion to renew the contract with Morrison, Brown, Argiz & Farra, LLP, Certified Public Accountants from Miami, Florida, in June 2, 2008 and in June 02, 2009, the accountants cabinet that revises quarterly the accounts of BFFC in the United States and is responsible for the annual tax return elaboration and presentation to the US Fiscal Authorities.
          See the portion of this proxy statement titled “Meetings and Committees of the Board of Directors” on for information on the Audit Committee’s meetings in 2008.
Audit Committee of the Board Of Directors
Omar Carneiro da Cunha
Gustavo A. Villela Filho
Peter van Voorst Vader
August 20, 2009
          Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report and the Performance Graph of Shareholder Return that follow shall not be incorporated by reference into any such filings.
Independent Auditors
          The Board of Directors, based on the recommendation of the Audit Committee, confirmed BDO Trevisan Auditores Independentes as our independent auditors for the 2008 and 2009 fiscal years.
AUDIT AND RELATED FEES
Independent Auditor Fee Information
          The aggregate fees billed to the Company by our principal audit firm BDO Trevisan for the years ended December 31, 2007 and December 31, 2008 are as follows:
          Audit Fees: The aggregate audit fees for professional services rendered by our outside auditors in connection with their audit of (i) our consolidated annual financial statements included in our annual report on Form 10-K and (ii) reviews of our consolidated quarterly financial statements included in our quarterly reports on Form 10-Q, amounted to approximately $110,300 paid to BDO Trevisan for the fiscal year ended December 31, 2007, which includes $12,000 of services related to Sarbanes Oxley compliance, and approximately $192,364 paid to BDO Trevisan for the fiscal year ended December 31, 2008, including $38,000 related to a partial revision of the financial statements of Pizza Hut 14 stores in São Paulo, Brazil acquired in December 2008.
          Audit-Related Fees: There were no fees paid to BDO Trevisan for audit-related services for the fiscal years ended December 31, 2007 and 2008.
          Tax Fees: There were no fees paid to BDO Trevisan for tax related services or the preparation of tax returns for the fiscal years ended December 31, 2007 or 2008.
          All Other Fees: We did not pay any other fees for professional services to BDO Trevisan for the fiscal year ended December 31, 2007. In 2008 we paid to BDO Trevisan $ 9,200 for professional services concerning fiscal support. We also paid to Mr. Lucio Montanini, for consultant services rendered to the Audit Committee, $32,800 in the fiscal year ended December 31, 2008.
Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services
          The Audit Committee will consider on a case-by-case basis, and, if appropriate, approve all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. Alternatively, the Audit Committee may adopt a policy for pre-approval of audit and permitted non-audit services by the independent registered public accounting firm. In 2008, all audit-related services, tax services, and other services were approved by the Audit Committee, which concluded that the provision of such services by BDO Trevisan was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Based solely upon a review of (1) Forms 3 and 4 and amendments to each form furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended, during our fiscal year ended December 31, 2008, (2) any Forms 5 and amendments to the forms furnished to us with respect to our fiscal year ended December 31, 2008, and (3) any written representations referred to us in subparagraph (b)(1) of Item 405 of Regulation S-K under the Securities Exchange Act of 1934, as amended, no person who at any time during the fiscal year ended December 31, 2008 was a director, officer or, to our knowledge, a beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended December 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The following table sets forth certain information as of August 28, 2009 with respect to the beneficial ownership of the Company’s common stock by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, and (ii) each of our directors and all executive officers, directors and nominees as a group. The total number of our shares outstanding as of August 28, 2009 was 8,502,927.

			Percent
	Number of Shares		of Common Stock
Name	Beneficially Owned (1)		Beneficially Owned

Peter J. F. van Voorst Vader	4,380,333	(2)	51.5%
Omar Carneiro da Cunha	4,350,333	(3)	51.2%
José Ricardo Bousquet Bomeny	4,350,333	(4)	51.2%
Guillermo Hector Pisano	8,750	(5)	*
Gustavo Figueiredo Bomeny	258,750	(6)	3.0%
Ricardo Figueiredo Bomeny	250,000	(7)	3.0%
Rômulo Borges Fonseca	4,350,333	(8)	51.2%
Flavio Maia	61,000	(9)	*
Mexford Resources	810,000	(10)	9.6%
All executive officers and directors as a group (8 persons)	4,897,833		57.6%

* Less than one percent

**	Calculated in accordance with Rule 13d-3 under the Exchange Act, and based on 8,427,927 shares issued and outstanding at the close of business on April 25, 2007. Each of our directors and executive officers beneficially owns less than 1% of our outstanding common stock, and our directors and executive officers as a group own less than 1% of our outstanding common stock.

(1)	Beneficial ownership means the sole or shared power to vote or direct the voting of a security or the sole or shared power to invest or dispose or direct the investment or disposition of a security. Except as otherwise indicated, we believe that all named persons have sole voting power and investment power with respect to their shares of Common Stock, except to the extent that such authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their shares. This table also includes any shares of Common Stock issuable upon exercise of options or warrants that are currently exercisable.

(2)	Includes options to purchase 30,000 shares of Common Stock which were exercised in February 2009. Also includes 121,250 shares of Common Stock owned by Shampi Investments A.E.C., L.G., whose address is Smith Boulevard, Punta Brabo, Oranjstad, Aruba, of which Mr. van Voorst Vader is the sole stockholder. Includes 4,148,937 shares of Common Stock beneficially owned by other stockholders who are parties to the 2002 Stockholders’ Agreement, for which each of the parties, including Mr. van Voorst Vader, has shared voting power to elect directors. The address for Mr. van Voorst Vader is Rua Casuarina, 780 Humaitá CEP: 22.261-160 Rio de Janeiro — RJ, Brazil.

(3)	Includes 116,062 shares of Common Stock owned by Seaview Ventures Group Inc., whose address is The Creque Building, P.O. Box 116, Road Town, Tortola, British Virgin Islands, of which Mr. Carneiro da Cunha is a principal. Includes 4,177,875 shares of Common Stock beneficially owned by other stockholders who are parties to the 2002 Stockholders’ Agreement, for which each of the parties, including Mr. Carneiro da Cunha, has shared voting power to elect our Board of Directors. The address for Mr. Carneiro da Cunha is Avenida Visconde de Albuquerque, 999 Leblon CEP: 22.450-001 Rio de Janeiro — RJ, Brazil.

(4)	Includes 100,000 shares owned by Big Burger Recife Ltda., of which Mr. Bomeny is a shareholder. Also includes 2,829,429 shares of Common Stock beneficially owned by other stockholders who are parties to the 2002 Stockholders’ Agreement, for which each of the parties, including Mr. Bomeny, has shared voting power to elect our Board of Directors. The address for Mr. Bomeny is c/o Big Burger Ltda., Rua Lauro Muller, 116 sala 2005 Botafogo CEP:22.290-906 Rio de Janeiro — RJ, Brazil.

(5)	The address for Mr. Pisano is Rua Barão de Ipanema, 146 — Casa 2, Copacabana CEP: 22.050-030 Rio de Janeiro — RJ, Brazil.

(6)	The address for Mr. G.F. Bomeny is Rua Gal Tasso Fragoso, 33 apto.301, Jardim Botânico CEP: 22.470-170 Rio de Janeiro — RJ, Brazil.

(7)	The address for Mr. R.F. Bomeny is Rua Gal Tasso Fragoso, 33 apto. 101, Jardim Botânico CEP: 22.470-170 Rio de Janeiro — RJ, Brazil.

(8)	Includes 1,725,750 shares of Common Stock owned by other stockholders who are parties to the 2002 Stockholders’ Agreement, for which each of the parties, including Mr. Fonseca, has shared voting power to elect our Board of Directors. The address for Mr. Fonseca is Rua Ibere Nazareth, 140 Barra da Tijuca CEP: 22.793-780 Rio de Janeiro — RJ, Brazil.

(9)	The address for Mr. Maia is San Martin, 340 – Apt. 104 – Rio de Janerio – RJ-CEP 22441-013 Brazil.

(10)	The address for Mexford Resources is PO Box 3163, Chera Chambers, RD Town, Tortola British Virgin Islands.

STOCKHOLDER PROPOSALS AND NOMINATIONS
          All stockholder proposals to be considered for inclusion in the proxy materials for our 2010 Annual Meeting must be submitted in writing to Rômulo Borges Fonseca our corporate Secretary, at Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil prior to May 8, 2010. Such proposals should be sent by certified or regular mail.
          We must receive notice of any stockholder proposal to be submitted at the 2010 Annual Meeting of Stockholders (but not required to be included in our proxy statement) by May 8, 2010, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Securities Exchange Act of 1934, as amended, and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.
HOUSEHOLDING
          Regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms and other nominees to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate proxy statement or Annual Report for this year, we will promptly deliver a separate copy to such stockholder that contacts us by mail at Brazil Fast Food Corp., Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil.
          Any stockholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.
OTHER MATTERS
          You are again invited to attend the annual meeting at which our management will present a review of our progress and operations.
          Management does not intend to present any other items of business and knows of no other matters that will be brought before the annual meeting. However, if any additional matters are properly brought before the annual meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of our company. We have prepared the accompanying form of proxy at the direction of the Board of Directors and provide it to you at the request of the Board of Directors. Your Board of Directors has designated the proxies named therein.
          THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2008 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY, WHOSE ADDRESS IS RUA VOLUNTARIOS DE PATRIA, 89, 9. ANDAR BOTAFAGO, CEP 22.270-010, RIO DE JANEIRO, BRAZIL.

REVOCABLE PROXY
BRAZIL FAST FOOD CORP.
ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 29, 2009
9:00 A.M., LOCAL TIME, RIO DE JANEIRO, BRAZIL
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints José Ricardo Bousquet Bomeny and Rômulo Borges Fonseca, or either of them, to act as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of Common Stock of Brazil Fast Food Corp. (the “Company”) held of record by the undersigned on August 28, 2009 at the Annual Meeting of Stockholders to be held on September 29, 2009, at 9:00 a.m. local time at Rua Voluntários da Pátria, 89, 9o. andar — Botafogo, CEP 22.270-010, Rio de Janeiro, Brazil, or any adjournment or postponement thereof.
This proxy is revocable and will be voted as directed, but if no instructions are specified on an executed proxy that is returned, then this proxy will be voted “FOR” the proposal listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.
     PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
x	Please mark votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
1.	The election as directors of all nominees listed (except as marked to the contrary below.)

☐ FOR All Nominees:	☐ WITHHELD As to All Nominees
Guillermo Hector Pisano
Lucio Cesar Montanini
Alexandre F. Nunes
Marcos Rocha
Marcos Gouvêa de Souza
To withhold your vote for any individual nominee, draw a line through that nominee’s name above.
(Continued and to be signed on the other side)

The undersigned acknowledges receipt from Brazil Fast Food Corp. prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement relating to the Annual Meeting.
PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE.

Date , 2009

Mark box at right if you plan to attend the Annual Meeting	☐
Signature of Stockholder

Mark box at right if an	☐
address changes has been noted below

Signature of Stockholder
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Indicate any Change of Address:

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